Exhibit 1.01

Garrett Motion Inc.

Conflict Mineral Report

For the reporting period From January 1, 2020 to December 31, 2020

This Conflict Minerals Report of Garrett Motion Inc. and its consolidated subsidiaries (“Garrett,” “we,” or “our”) has been prepared in accordance with Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act). The Rule calls for certain disclosures from an SEC registrant that manufactures or contracts to manufacture, products for which conflict minerals are necessary to the functionality or production of those products. Conflict Minerals are defined as cassiterite, columbite-tantalite, wolframite, and gold, including their derivatives, which are limited to tin, tantalum, and tungsten (collectively, “3TG”).

If any 3TG are necessary to the functionality or production of products manufactured or contracted to be manufactured, by a registrant, the text of the Rule requires such registrant to conduct in good faith a reasonable country of origin inquiry (“RCOI”) that is reasonably designed to determine whether any of its 3TG originated in the Democratic Republic of the Congo (“DRC”), the Central African Republic, the Republic of the Congo. South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, or Angola (the “Covered Countries”), or are from recycled or scrap sources.

Overview

Garrett’s Business

Garrett designs manufacture and sell highly engineered turbocharger, electric-boosting and connected vehicle technologies for light and commercial vehicle original equipment manufacturers (“OEMs”) and the global vehicle independent aftermarket as well as automotive software solutions. We are a global technology leader with significant expertise in delivering products across gasoline, diesel, natural gas, and electrified (hybrid and fuel cell) powertrains.

Garrett’s Products Covered by this Report

This report relates to Garrett products: (i) for which 3TG are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by Garrett; and (iii) for which the manufacture was completed during the calendar year 2020. These products, which are referred to herein as the “Covered Products,” consist of turbochargers and intercoolers.

Garrett’s Supply Chain

Garrett sells thousands of products containing parts from hundreds of direct and indirect suppliers. As a “downstream” company with many tiers in our supply chain, we have direct relationships with a few smelters and refiners (less than 1% of our direct suppliers) and do not perform or direct audits of entities within our supply chain. It is difficult for us to identify actors upstream from our direct suppliers, and we rely on those suppliers to provide information on the smelters and refiners (“SORs”) as well as the origin of 3TG contained in parts or products supplied to us, including sources of 3TG that are supplied to them from their upstream suppliers. Similarly, our direct suppliers rely on information provided by their suppliers.

The terms and lengths of contracts with our suppliers are varied, and we cannot always unilaterally impose new contract terms. As we renew or enter into new purchase agreements with suppliers, we generally seek to add, where possible, a 3TG compliance provision requiring such suppliers to conduct and document their inquiries into the SORs as well as the country of origin of 3TG in parts or products supplied to Garrett and to provide Garrett with information or representations that Garrett requires to meet its compliance obligations. Although we have already integrated a 3TG compliance provision into certain purchase agreements with our direct suppliers, we anticipate that it will take several years to ensure that all supplier purchase agreements contain appropriate 3TG compliance provisions. In addition, some suppliers may object to the inclusion of such 3TG compliance provisions. In the meantime, as described herein, we are working with our suppliers to obtain 3TG sourcing information.

Reasonable Country of Origin Inquiry

Garrett conducted a good faith RCOI to determine whether the 3TG in the Covered Products may have originated in the Covered Countries and did not come from recycled or scrap sources. The elements of the RCOI were:

•	Identification of relevant suppliers

•	Data collection and validation; and

•	Assessment to determine whether due diligence was required

Garrett assessed its direct suppliers that were most likely to provide parts or products containing 3TG concerning our turbocharger and intercoolers, and in connection therewith we identified 441 relevant suppliers (the “Supplier Group”).

Garrett engaged a third-party service provider, Assent Compliance (the “Vendor”), to help obtain supplier data. It began with a request for each supplier in the Supplier Group to respond to the 2020 (version 6.01) Responsible Minerals Initiative’s Conflict Minerals Reporting Template (the “Questionnaire”). The Questionnaire is designed to facilitate disclosure and communication of information regarding SORs of 3TG contained in parts or products in our supply chain. It includes questions regarding a supplier’s engagement with its direct suppliers and a listing of the SORs that the supplier and its suppliers use. In addition, the Questionnaire contains questions about the origin of 3TG included in a supplier’s parts or products, as well as supplier due diligence efforts. The Vendor deployed the Questionnaire to the Supplier Group via a tracking tool, which enabled Garrett and the Vendor to manage and maintain records of responses from the Supplier Group in an electronic database. The procedure involved four rounds of follow-up to unresponsive members of the Supplier Group through a defined process via both automated email and personalized email, including offering assistance and further information to the Supplier Group about the requirements of the Rule and the 3TG compliance program. Garrett received responses from 80% of the Supplier Group.

The collected data was then validated by the Vendor to increase the accuracy of submissions and identify any contradictory answers in the Questionnaire. The Vendor’s tracking tool and electronic database facilitated automated data validation on all submitted Questionnaires. All submitted Questionnaires were accepted and classified as valid or invalid. Members of the Supplier Group were contacted with regards to invalid forms and were encouraged to resubmit a valid form. We reviewed the responses to determine where further engagement with our Supplier Group was warranted.

Based on the responses received from the Company’s RCOI, we compiled a list of 321 unique SORs. However, the vast majority were at a supplier-level, and none included information regarding associated countries of origin. Based on the responses to our RCOI and the fact that responses were not received from all members of the Supplier Group to the Questionnaire, Garrett did not have complete and validated information to conclude whether its necessary 3TG in the Covered Products originated in the Covered Countries, and if so, whether they were from recycled or scrap sources or came from sources that directly or indirectly financed or benefitted armed groups, as such term is defined in the Rule. Accordingly, Garrett conducted due diligence on the source and chain of custody of the 3TG contained in parts or products provided by the Supplier Group.

Due Diligence Process

Design of Due Diligence Measures

Our due diligence measures have been designed to conform, in all material respects, with the Organization for Economic Co-operation and Development’s (“OECD”) “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (2016)” and the related Supplements for 3TG (the “OECD Framework”). The OECD Framework is written for the entire mineral supply chain and our due diligence measures were tailored to include steps appropriate for “downstream” companies. Our due diligence included the following elements of the OECD Framework:

•	Step 1: Establish strong company management systems

•	Step 2: Identify and assess risks in the supply chain

•	Step 3: Design and implement a strategy to respond to identified risks

•	Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain; and

•	Step 5: Report on supply chain due diligence

Step 1: Establish Strong Company Management Systems

Garrett has established a management system to determine the source and chain of custody of 3TG in our supply chain.

a.

Mission Statement: We have adopted a conflict minerals mission statement (the Mission Statement) that outlines to suppliers and customers our commitment to responsible sourcing of 3TG throughout our global supply chain and compliance with the Rule. The Mission Statement is publicly available on our website at: https://www.garrettmotion.com/wp-content/uploads/2018/12/Conflict-Minerals-Statement.pdf

b.

Internal Team: Our management system includes oversight of our RCOI and due diligence processes by the representatives from Procurement, Product Stewardship, Health, Safety and Environment, and Legal. These functions are responsible for implementing our 3TG compliance program and communicating information about program status and effectiveness to senior management.

c.

Control Systems: We utilize the Questionnaire for collecting 3TG declarations from our supply base via a tracking tool to gather information on the chain of custody of the 3TG included in our products. In addition, our Vendor is a member of the Responsible Minerals Initiative, an industry-wide initiative working to develop conflict-free supply chains. We also have a Supplier Code of Conduct that sets forth our core values on the responsible sourcing of minerals:

https://s2.q4cdn.com/726657224/files/doc_downloads/governance/Supplier-Conduct.pdf

d.

Supplier Engagement: We have communicated to the Supplier Group our obligations under the Rule by distributing to them background information on the Rule along with the Questionnaire. In addition, through our Vendor, we provide training materials on 3TG compliance to the Supplier Group. We are also integrating 3TG compliance provisions into our purchase agreements as described above, which sets forth Garrett’s expectations that such direct suppliers will cooperate with Garrett’s RCOI and due diligence measures as required by the Rule.

e.	Grievance Mechanism: We have a company-level Helpline that provides employees and suppliers with a mechanism to report violations of our policies or other concerns.

Step 2: Identify and Assess Risks in the Supply Chain

•	Distribution of Questionnaires to Supplier Group: In 2020, we distributed the Questionnaire to the Supplier Group to gather information on our supply chain, including:

i.	Whether any of the minerals they supplied to Garrett may contain 3TG

ii.	Whether any 3TG are necessary to the functionality or production of the parts or products in which they are used, and

iii.	The SORs or any 3TG in our supply chain and whether the 3TG originated from the Covered Countries or came from recycled or scrap sources.

•

Assessment of Supplier Group Responses: We reviewed each response from the Supplier Group to assess the adequacy of such a response. Members of the Supplier Group that failed to respond to the Questionnaire or that did not provide responses to all applicable questions in the Questionnaire received follow-up communications requesting additional information. If a supplier response indicates that 3TG contained in parts or products provided to Garrett may have originated from the Covered Countries, then such response is sent to the Product Stewardship team for further review and determination of follow-up steps under the guidance of our risk management plan.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

As part of our risk management plan under the OECD Framework, if SORs with red flags are reported on a Questionnaire by one of the suppliers surveyed, risk mitigation activities will be initiated. If a supplier indicates that its products may contain 3TG sourced from a Covered Country, we will follow up with the supplier to gather more information, including the basis for the information provided and other information regarding the sourcing country and SOR. Identified risks will be reported to the Product stewardship Team, which will determine appropriate follow-up actions, if any, to mitigate risks. There was no instance in our due diligence for the 2020 reporting period where we determined that there were validated high-risk issues in our supply chain requiring follow-up actions.

To ensure that the Supplier Group understands our expectations concerning compliance with the Rule, we distributed background information on the Rule and our Mission Statement, and we provided access to training materials on 3TG compliance to the Supplier Group in addition to the Questionnaire.

Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Garrett does not perform or direct audits of entities in our supply chain but relies on the RMI’s Responsible Minerals Assurance Process (“RMAP”) to perform third-party audits of SORs. Our process compares the SORs identified by the Supplier Group to the list of SORs certified as “compliant” or the equivalent by the RMI. If SORs are identified with issues, we engage with the supplier directly to verify the information before reporting the issue to the Product Stewardship Team.

Step 5: Report on Supply Chain Due Diligence

This Conflict Minerals Report, and the Form SD to which it relates, have been filed with the SEC, and are publicly available at: https://s2.q4cdn.com/726657224/files/doc_downloads/governance/2020/06-01-20-GTX-Conflict-Minerals-Report-2019-FINAL-v2.pdf

Due Diligence Results

The Questionnaire requested that the Supplier Group provide Garrett with information on (a) the SORs that the Supplier Group and its suppliers use to supply the 3TG in the Covered Products, (b) whether the 3TG used in the Covered Products originates from the Covered Countries, (c) the mine or location of origin of the 3TG used in the Covered Products, and (d) the scope of its response (company-level responses refer to the supplier’s overall 3TG sourcing; product-level responses specify whether 3TG was used in parts or products provided to Garrett). Garrett must rely on responses from the Supplier Group to our Questionnaire to determine the facilities used to process 3TG used in the Covered Products, whether the 3TG used in the Covered Products originates from the Covered Countries, and the source of 3TG used in the Covered Products.

The responses that we received for this reporting period from the Supplier Group fell into one or more of the following categories: (i) indication that no 3TG is used in parts or products that are provided to Garrett, (ii) data concerning the SORs used by the supplier to process 3TG in parts or products provided to Garrett; (iii) data with respect to the supplier’s overall 3TG sourcing, without specifying whether such 3TG was used in parts or products provided to Garrett or indication that the supplier is unable to provide the information as it specifically relates to the parts or products that are provided to Garrett, (iv) indication that the supplier is unable to provide SOR information at this time, and/or (v) indication that the supplier is unable to provide or is still in the process of determining the country of origin or mine or location of origin of 3TG from its suppliers. We received responses in category (ii) above from 352 out of 441 suppliers. Such responses identified 321 unique SORs (set forth on Appendix A below) used to process 3TG in parts or products provided to Garrett, and whilst they did not indicate the country of origin of the 3TG processed by such SORs, 236 of these SORs are RMAP Conformant.

As a result of the foregoing, and because responses were not received from all members of the Supplier Group, Garrett does not have complete and validated information to conclude whether its necessary 3TG in the Covered Products originated in the Covered Countries, and if so, whether they were from recycled or scrap sources, or came from sources that directly or indirectly financed or benefitted armed groups therein, as such term is defined the Rule.

However, Garrett received no response (to either the initial communication or any follow-up inquiries) from any supplier indicating that 3TG in our Covered Products originated in the Covered Countries (even when SORs used to process our 3TG were identified) or benefitted or financed armed groups in the Covered Countries.

Besides, we were unable to determine the country of origin or the mine or location of origin of 3TG used in the parts or products supplied to us for use in the Covered Products. Our efforts to identify the specific mine or location or origin of our necessary 3TG included the due diligence measures described above.

Steps to be taken to mitigate risk

We intend to take the following steps to improve the due diligence conducted and to further mitigate any future risk of sourcing 3TG that benefit armed groups in the Covered Countries:

1.

Continue to refine and update our process to target all appropriate direct suppliers that may be in-scope for the Rule, as well as re-survey applicable suppliers to confirm that they do not incorporate 3TG in our supply chain.

2.	Continue to work closely with our direct suppliers to obtain the necessary validated information on the origin of the 3TG contained in the parts, products, or services sold to Garrett.

3.

Continue to seek to include a 3TG compliance provision in new or renewed purchase agreements with direct suppliers to set forth Garrett’s expectations that such direct suppliers will cooperate with Garrett’s RCOI and due diligence measures as required by the Rule.

4.	Engage with direct suppliers by providing advice and directing them to information and resources, to increase the response rate and improve the content of their Questionnaire responses.

Cautionary Statement about Forward-Looking Statements

We have made statements in this Conflict Minerals Report that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) about our plans to take additional actions or to implement additional procedures with respect to our due diligence efforts to determine the origin of conflict minerals included in our products. There can be no assurance that these future events will occur as anticipated. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update them. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report. These forward-looking statements should be considered in light of the information included in this report and our other filings with the SEC, including, without limitation, the Risk Factors, as well as the description of trends and other factors in Management’s Discussion and Analysis of Financial Condition and Results of Operations, set forth in our Form 10-K for the year ended December 31, 2020, as updated by our Form 10-Q for the quarter ended March 31, 2021, and other filings with the SEC.

Appendix A—Smelter list

Includes: Metals, SOR name, SOR Facility location, and SOR ID (SORs indicated with an asterisk* are RMAP conformant; SORs indicated with a double asterisk** are “Active”, i.e., they have committed to undergo an RMAP audit).

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	8853 S.p.A.	ITALY	CID002763*
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015*
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019*
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560*
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035*
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041*
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058*
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077*
Gold	Asahi Pretec Corp.	JAPAN	CID000082*
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924*
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920*
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090*
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850*
Gold	Augmont Enterprises Private Limited	INDIA	CID003461**
Gold	Aurubis AG	GERMANY	CID000113*
Gold	Bangalore Refinery	INDIA	CID002863*
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128*

Gold	Boliden AB	SWEDEN	CID000157*
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176*
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421**
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185*
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189*
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Chimet S.p.A.	ITALY	CID000233*
Gold	Chugai Mining	JAPAN	CID000264*
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362*
Gold	Dowa	JAPAN	CID000401*
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195*
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359*
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425*
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424*
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425*
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561*
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459*
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243*
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694*
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707*
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711**

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801*
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562**
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807*
Gold	Istanbul Gold Refinery	TURKEY	CID000814*
Gold	Italpreziosi	ITALY	CID002765*
Gold	JALAN & Company	INDIA	CID002893
Gold	Japan Mint	JAPAN	CID000823*
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855*
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929*
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937*
Gold	K.A. Rasmussen	NORWAY	CID003497
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957*
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969*
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511*
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981*
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605*
Gold	Kundan Care Products Ltd.	INDIA	CID003463
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029*
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L’Orfebre S.A.	ANDORRA	CID002762*
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078*
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689*
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093

Gold	Marsam Metals	BRAZIL	CID002606*
Gold	Materion	UNITED STATES OF AMERICA	CID001113*
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119*
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149*
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152*
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147*
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153*
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157*
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161*
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188*
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193*
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509*
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204*
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220*
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236*
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259*
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779*
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325*
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326*
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493*
Gold	PAMP S.A.	SWITZERLAND	CID001352*
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919*
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386*
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397*
Gold	PX Precinox S.A.	SWITZERLAND	CID001498*
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512*

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582*
Gold	Royal Canadian Mint	CANADA	CID001534*
Gold	SAAMP	FRANCE	CID002761*
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973*
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290*
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555*
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777*
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585*
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622*
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736*
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516*
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756*
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761*
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798*
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918*
Gold	Super Dragon Technology Co., Ltd	TAIWAN, PROVINCE OF CHINA	CID001810
Gold	T.C.A S.p.A	ITALY	CID002580*
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875*
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916*
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938*

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615*
Gold	Torecom	KOREA, REPUBLIC OF	CID001955*
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314*
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980*
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993*
Gold	Valcambi S.A.	SWITZERLAND	CID002003*
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030*
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778*
Gold	Yamakin Co., Ltd.	JAPAN	CID002100*
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129*
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224*
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092*
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211*
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504*
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456*
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460*
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505*
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558*
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557*
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616*
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544*
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547*
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548*
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549*
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550*
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545*
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492*
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512*

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842*
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914*
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917*
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506*
Tantalum	KEMET Blue Metals	MEXICO	CID002539*
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076*
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163*
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175*
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192*
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277*
Tantalum	NPM Silmet AS	ESTONIA	CID001200*
Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF	CID002847*
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508*
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707*
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769*
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869*
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891*
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969*
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508*
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522*
Tin	Alpha	UNITED STATES OF AMERICA	CID000292*
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228*
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190*
Tin	China Tin Group Co., Ltd.	CHINA	CID001070*
Tin	CRM Synergies	SPAIN	CID003524**
Tin	CV Ayi Jaya	INDONESIA	CID002570**
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455**
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Dowa	JAPAN	CID000402*

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	CID002572
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438*
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448**
Tin	Fenix Metals	POLAND	CID000468*
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848*
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942*
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538*
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908*
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555*
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116*
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844*
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231*
Tin	Luna Smelter, Ltd.	RWANDA	CID003387*
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA	CID003379*
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468*
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105*
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500*
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142*
Tin	Metallo Belgium N.V.	BELGIUM	CID002773*
Tin	Metallo Spain S.L.U.	SPAIN	CID002774*
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173*
Tin	Minsur	PERU	CID001182*
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191*
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	CID001305**
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314*
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517*

Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337*
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309**
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399*
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503*
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402*
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406*
Tin	PT Bangka Serumpun	INDONESIA	CID003205*
Tin	PT Bukit Timah	INDONESIA	CID001428**
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870**
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835*
Tin	PT Mitra Stania Prima	INDONESIA	CID001453*
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin	PT Prima Timah Utama	INDONESIA	CID001458*
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381*
Tin	PT Rajehan Ariq	INDONESIA	CID002593*
Tin	PT Refined Bangka Tin	INDONESIA	CID001460*
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468*
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816**
Tin	PT Timah Nusantara	INDONESIA	CID001486**
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477*
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482*
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490*
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706*
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539*
Tin	Soft Metais Ltda.	BRAZIL	CID001758*
Tin	Super Ligas	BRAZIL	CID002756**
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIETNAM	CID002834*
Tin	Thaisarco	THAILAND	CID001898*
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325*
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574

Tin	VQB Mineral and Trading Group JSC	VIETNAM	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036*
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158*
Tin	Yunnan Tin Company Limited	CHINA	CID002180*
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397*
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004*
Tungsten	ACL Metais Eireli	BRAZIL	CID002833*
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427**
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502*
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513*
Tungsten	China Molybdenum Co., Ltd.	CHINA	CID002641*
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258*
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468**
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401*
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645*
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875*
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315*
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494*
Tungsten	GEM Co., Ltd.	CHINA	CID003417**
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568*
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218*
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542*
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541*
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766*
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769*
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649*
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825*
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551*
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321*

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318*
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317*
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316*
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	CID003408**
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966*
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105*
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388*
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407*
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319*
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIETNAM	CID002543*
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845*
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589*
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416**
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827*
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724*
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044*
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320*
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082*
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830*